Exhibit 1.1.1

Pricing Agreement

Merrill Lynch, Pierce, Fenner & Smith

                    Incorporated
Mitsubishi UFJ Securities (USA), Inc.

Wells Fargo Securities, LLC

As Representatives of the several
Underwriters named in Schedule I hereto

October 21, 2014

Ladies and Gentlemen:

The Kroger Co., an Ohio corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated October 21, 2014 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities (the “Designated Securities”) specified in Schedule II hereto. Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement and the address of the Representatives referred to in such Section 13 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters, and under other terms and conditions set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Pricing Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information and the Prospectus. Schedule III hereto sets forth the Time of Sale Information made available at the Time of Sale.

If the foregoing is in accordance with your understanding, please sign and return to us three counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very Truly Yours,

THE KROGER CO.

By:	/s/ Christine S. Wheatley

Name:	Christine S. Wheatley
Title:	Group Vice President, Secretary and General Counsel

[Signature Page to Pricing Agreement]

Merrill Lynch, Pierce, Fenner & Smith

                    Incorporated
Mitsubishi UFJ Securities (USA), Inc.
Wells Fargo Securities, LLC

and the additional Underwriters named on Schedule I to this Pricing Agreement

By:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	/s/ Brendan Hanley

	Name:	Brendan Hanley
	Title:	Managing Director

By:	Mitsubishi UFJ Securities (USA), Inc.

By:	/s/ Vincent Crescitelli

	Name:	Vincent Crescitelli
	Title:	Executive Director

By:	Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley

	Name:	Carolyn Hurley
	Title:	Director

On behalf of each of the Underwriters

[Signature Page to Pricing Agreement]

SCHEDULE I

Underwriter		Principal Amount of Senior Notes To Be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	US$	75,000,000
Mitsubishi UFJ Securities (USA), Inc.		75,000,000
Wells Fargo Securities, LLC		75,000,000
Citigroup Global Markets Inc.		35,000,000
RBS Securities Inc.		35,000,000
U.S. Bancorp Investments, Inc.		35,000,000
BB&T Capital Markets, a division of BB&T Securities, LLC		22,500,000
BNY Mellon Capital Markets, LLC		22,500,000
Fifth Third Securities, Inc.		22,500,000
Goldman, Sachs & Co.		22,500,000
PNC Capital Markets LLC		22,500,000
RBC Capital Markets, LLC		22,500,000
Santander Investment Securities Inc.		22,500,000
The Williams Capital Group, L.P.		12,500,000
Total	$500,000,000

SCHEDULE II

Title of Designated Securities:

2.95% Senior Notes due 2021

Aggregate Principal Amount:

$500,000,000 of 2.95% Senior Notes due 2021

Price to Public:

99.968% of the principal amount of the 2.95% Senior Notes due 2021, plus accrued interest from October 28, 2014

Purchase Price by Underwriters:

99.343% of the principal amount of the 2.95% Senior Notes due 2021, plus accrued interest from October 28, 2014

Specified Funds for Payment of Purchase Price:

Immediately available funds

Indenture:

Indenture dated as of June 25, 1999, between the Company and Firstar Bank, National Association, as Trustee, as supplemented by the First Supplemental Indenture, dated June 25, 1999, the Second Supplemental Indenture, dated June 25, 1999, the Third Supplemental Indenture, dated June 25, 1999, the Fourth Supplemental Indenture, dated September 22, 1999, the Fifth Supplemental Indenture, dated September 22, 1999, the Sixth Supplemental Indenture, dated September 22, 1999, the Seventh Supplemental Indenture, dated February 11, 2000, the Eighth Supplemental Indenture, dated February 11, 2000, the Ninth Supplemental Indenture, dated August 21, 2000, the Tenth Supplemental Indenture, dated May 11, 2001, the Eleventh Supplemental Indenture, dated May 11, 2001, the Twelfth Supplemental Indenture, dated August 16, 2001, the Thirteenth Supplemental Indenture, dated April 3, 2002, the Fourteenth Supplemental Indenture dated June 17, 2002, the Fifteenth Supplemental Indenture dated January 28, 2003, the Sixteenth Supplemental Indenture dated December 20, 2004, the Seventeenth Supplemental Indenture dated August 15, 2007, the Eighteenth Supplemental Indenture dated January 16, 2008, the Nineteenth Supplemental Indenture dated March 27, 2008, the Twentieth Supplemental Indenture dated March 27, 2008, the Twenty-First Supplemental Indenture dated November 25, 2008, the Twenty-Second Supplemental Indenture dated October 1, 2009, the Twenty-Third Supplemental Indenture dated July 13,

2010, the Twenty-Fourth Supplemental Indenture dated January 19, 2012, the Twenty-Fifth Supplemental Indenture dated April 16, 2012, the Twenty-Sixth Supplemental Indenture dated April 16, 2012, the Twenty-Seventh Supplemental Indenture dated July 25, 2013, the Twenty-Eighth Supplemental Indenture dated July 25, 2013, the Twenty-Ninth Supplemental Indenture dated December 23, 2013, the Thirtieth Supplemental Indenture, dated December 23, 2013, the Thirty-First Supplemental Indenture, dated December 23, 2013, the Thirty-Second Supplemental Indenture, dated December 23, 2013, the Thirty-Third Supplemental Indenture dated January 30, 2014 and the Thirty-Fourth Supplemental Indenture, to be dated October 28, 2014

Maturity:

The 2.95% Senior Notes due 2021 will mature on November 1, 2021

Interest Rates:

The 2.95% Senior Notes due 2021 will bear interest from October 28, 2014 at 2.95%

Interest Payment Dates:

Interest on the 2.95% Senior Notes due 2021 is payable semiannually on May 1 and November 1 of each year commencing on May 1, 2015

Redemption Provisions:

As described in the term sheet dated October 21, 2014 included on Schedule IV

Change of Control Put:

As described in the preliminary prospectus supplement dated October 21, 2014

Sinking Fund Provision:

No sinking fund provisions

Defeasance Provisions:

As described in the preliminary prospectus supplement dated October 21, 2014

Guarantees:

None

Time of Delivery:

October 28, 2014

Closing Location:

Offices of Freshfields Bruckhaus Deringer US LLP
601 Lexington Avenue
31st Floor
New York, New York 10022

Name and Address of Representatives:

Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated
50 Rockefeller Plaza
NY1-050-12-01
New York, NY 10020
Attention: High Grade Transaction Management/Legal

Mitsubishi UFJ Securities (USA), Inc.
1633 Broadway
New York, NY 10019
Attention: Transaction Management

Wells Fargo Securities, LLC

550 South Tyron Street, 5th Floor

Charlotte, NC 28202

Attention: Transaction Management

Schedule III

Time of Sale Information

1.                                      Preliminary Prospectus Supplement, dated October 21, 2014, including the base prospectus included therein, dated December 13, 2013

2.                                      Term sheet, dated October 21, 2014, included on Schedule IV

Schedule IV

The Kroger Co.

Pricing Term Sheet
Dated October 21, 2014

2.95% Senior Notes due 2021

Issuer:	The Kroger Co.
Security Type:	Senior Notes
Trade Date:	October 21, 2014
Settlement Date:	October 28, 2014 (T+5)
Maturity Date:	November 1, 2021
Interest Payment Dates:	May 1 and November 1, commencing on May 1, 2015
Principal Amount:	$500,000,000
Coupon:	2.95%
Price to Public:	99.968%
Benchmark Treasury:	UST 2.125% due September 30, 2021
Benchmark Treasury Price / Yield:	101-24 / 1.855%
Spread to Benchmark Treasury:	T + 110 bps
Yield to Maturity:	2.955%
Make-Whole Call:	Treasury Rate plus 20 basis points (prior to October 1, 2021)
Par Call:	On or after October 1, 2021 (one month prior to maturity)
CUSIP/ISIN:	501044 CZ2 / US501044CZ28
Denominations:	$2,000 x $1,000
Joint Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated
Mitsubishi UFJ Securities (USA), Inc. Wells Fargo Securities, LLC Citigroup Global Markets Inc. RBS Securities Inc. U.S. Bancorp Investments, Inc.

Co-Managers:	BB&T Capital Markets, a division of BB&T Securities, LLC

BNY Mellon Capital Markets, LLC Fifth Third Securities, Inc. Goldman, Sachs & Co. PNC Capital Markets LLC RBC Capital Markets, LLC Santander Investment Securities Inc. The Williams Capital Group, L.P.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322, Mitsubishi UFJ Securities (USA), Inc. toll-free at 1-877-649-6848 or Wells Fargo Securities, LLC toll-free at 1-800-326-5897.

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